UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

SI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut	06226
(Address of principal executive offices)	(Zip Code)

(860) 423-4581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2013, SI Financial Group, Inc. (the “Company”), the parent company of Savings Institute Bank and Trust Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Newport Bancorp, Inc. (“NBI”), the parent company of Newport Federal Savings Bank, pursuant to which NBI will merge with and into the Company. As part of the transaction, Newport Federal Savings Bank will also merge with and into Savings Institute Bank and Trust Company.

Under the terms of the Merger Agreement, at the effective time of the merger, each share of NBI common stock will be converted into the right to receive either $17.55 in cash or 1.5129 shares of Company common stock in exchange for each share of NBI held by them, subject to proration procedures so that 50 percent of the outstanding NBI common shares is converted into Company common stock and the balance is converted into the cash consideration.

Following the consummation of the transactions contemplated by the Merger Agreement, three members of the NBI board of directors, including Kevin M. McCarthy, current President and Chief Executive Officer of NBI, will join the Company’s board of directors. In addition, each director of NBI has agreed in writing to vote his or her shares of NBI stock in support of the proposed transaction.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by shareholders of the Company and NBI. The Merger Agreement contains provisions that provide for the termination of the Merger Agreement in certain circumstances, and such provisions may require NBI to pay the Company a termination fee of $2.45 million. Currently, the merger is expected to be completed in the third quarter of 2013.

The Merger Agreement contains usual and customary representations and warranties that the parties to the Merger Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. A copy of the joint press release announcing the execution of the definitive agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. In addition, a copy of additional investor information regarding the transaction is filed as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger by and between SI Financial Group, Inc. and Newport Bancorp, Inc., dated as of March 4, 2013*

99.1	Joint Press Release dated March 5, 2013

99.2	Additional Investor Information

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: March 5, 2013	By:	/s/ Rheo A. Bouillard
Rheo A. Bouillard
President and Chief Executive Officer